Report of Independent Registered Public Accounting Firm


To the Board of Trustees and Shareholders of Columbia Acorn Trust:


In planning and performing our audits of the financial statements of Columbia Acorn, Columbia Acorn International, Columbia Acorn USA, Columbia Acorn Select, Columbia Acorn International Select, and Columbia Thermostat (the "Funds") as of and for the year ended December 31, 2005, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control over financial reporting includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the Funds' ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the Funds' annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2005.

This report is intended solely for the information and use of management and the Board of Trustees of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Chicago, IL
February 22, 2006



Report of Independent Registered Public Accounting Firm



To the Board of Trustees and Shareholders of

Columbia Acorn Trust:



In our opinion, the accompanying statements of assets and liabilities, including the statements of investments, and the related statements of operations,changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Columbia Acorn Fund, Columbia Acorn

International Fund, Columbia Acorn USA, Columbia Acorn International Select,

Columbia Acorn Select and Columbia Acorn Thermostat Fund (each a series of

Columbia Acorn Trust, hereinafter referred to as the "Funds") at December 31,

2005, the results of each of their operations for the year then ended, the changes in each of their net assets and the financial highlights for the two years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Funds' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the

Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 2005 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion. The financial highlights of the Funds for the periods ended December 31, 2003 and prior were audited by other independent auditors whose report dated February 6, 2004 expressed an unqualified opinion on those financial statements.



PricewaterhouseCoopers LLP

Chicago, Illinois

February 22, 2006





Exhibit 77C



Shareholder Meeting



         A special meeting of the shareholders was held on September 27, 2005 for the purpose of electing nine trustees. A Proxy Statement that described the proposal had been mailed to shareholders of record as of July 21, 2005. The holders of the majority of the shares of the Trust entitled to vote at the meeting elected the following nine trustees, by the votes shown below:



         NOMINEE                    FOR               AGAINST       ABSTAIN/BNV*

         -------                    ---               -------       -----------

    Margaret Eisen           425,129,820.877      2,052,402.324              0

    Jerome Kahn, Jr.         425,077,605.023      2,104,618.178              0

    Steven Kaplan            425,232,834.956      1,949,388.245              0

    David Kleinman           425,147,691.140      2,034,532.061              0

    Charles McQuaid          425,489,435.797      1,692,787.404              0

    Allan Muchin             425,087,258.090      2,094,965.110              0

    Robert Nason             425,119,296.755      2,062,926.446              0

    Ralph Wanger             425,410,879.931      1,772,043.270              0

    John Wing                425,005,357.986      2,176,865.215              0





----------------------

*    "BNVs" or "broker non-votes" are shares held by brokers or nominees as to which (i) the broker or nominee does not have discretionary voting power,

     and (ii) the broker or nominee has not received instructions from the beneficial owner or other person who is entitled to instruct how the shares will be voted.






Exhibit 77E







I    VOGELER V. COLUMBIA ACORN TRUST, ET AL., NO. 03 L 1550, CIRCUIT COURT,

     THIRD JUDICIAL CIRCUIT, MADISON COUNTY, ILL.



     On November 13, 2003, the above-captioned lawsuit was filed against

Columbia Acorn Trust ("CAT") and Columbia Wanger Asset Management, L.P.

("CWAM"), in the Circuit Court of the Third Judicial Circuit, Madison County,

Illinois ("Madison County"), seeking certification of a plaintiff class consisting of all persons in the United States who held shares in Columbia Acorn

International ("Acorn International") for a period of more than 14 days during the five years prior to and through the filing of the lawsuit.



     The Vogeler complaint is pleaded in two counts and alleges, in summary,

that CWAM and CAT exposed long-term shareholders of Acorn International to trading by market timers by allegedly: (a) failing to properly evaluate daily whether a significant event affecting the value of Acorn International's portfolio securities had occurred after foreign markets had closed but before the calculation of Acorn International's net asset value ("NAV"); (b) failing to implement Acorn International's portfolio valuation and share pricing policies and procedures; (c) allowing portfolio valuation and share pricing policies and procedures that benefited market timers at the expense of long-term shareholders; and (d) failing to know and implement applicable rules and regulations concerning the calculation of NAV. Count I of the Complaint alleges that the defendants breached duties of care owed to Acorn International shareholders, and Count II alleges that the asserted breaches were willful and wanton. Both counts of the Complaint seek unspecified compensatory and punitive damages, prejudgment interest, costs and attorneys' fees.

     On December 12, 2003, the defendants removed the Vogeler case to the United

States District Court for the Southern District of Illinois, Case No. 03-cv-843.

On February 12, 2004, the federal district court remanded the case back to the

Illinois state court in Madison County. The defendants filed a timely appeal of the remand order.



     On April 5, 2005 the United States Court of Appeals for the Seventh Circuit

(the "Seventh Circuit") issued an Opinion in several "fair value pricing" cases,

including Vogeler. The Seventh Circuit reversed the federal district courts'

remand of those cases to state court, holding that the plaintiffs' state law claims were preempted by federal law under the Securities Litigation Uniform

Standards Act of 1998 ("SLUSA"). The Seventh Circuit remanded the cases,

including Vogeler, to the district courts with instructions to "undo" the remand orders and dismiss the plaintiffs' complaints with prejudice. Plaintiffs subsequently filed a motion with the district court to amend the Vogeler complaint to "plead around" the Seventh Circuit's federal preemption ruling.

However, consistent with the mandate, the federal district court denied plaintiffs' motion to amend and dismissed the Vogeler complaint with prejudice.



     Plaintiffs then filed a writ of certiorari with the United States Supreme

Court seeking to appeal the Seventh Circuit's decision. The writ challenged whether the district court's remand of the case to state court was reviewable by the Seventh Circuit on appeal (the "jurisdictional issue") and whether plaintiffs' claims were federally preempted under SLUSA because they alleged misconduct "in connection with the purchase or sale of securities" (the

"substantive issue"). On January 6, 2006, the Supreme Court ruled that it would accept the appeal of the jurisdictional issue and "hold" its ruling on the substantive issue because the latter issue is already before the Supreme Court in a similar case on appeal. Plaintiffs filed their opening brief with the

United States Supreme Court on February 22, 2006.

II   COHEN V. FLEETBOSTON FINANCIAL CORPORATION, ET AL., NO. 04-CV-11704, U.S.

     DIST. CT. MASS.; OSBURN V. FLEETBOSTON FINANCIAL CORPORATION, ET AL., NO.

     04-CV-11750, U.S. DIST. CT. MASS.; SIMMONDS, ET AL. V. FLEETBOSTON

     FINANCIAL CORPORATION, ET AL., NO. 04-CV-11953, U.S. DIST. CT. MASS.;

     SLICKER V. FLEETBOSTON FINANCIAL CORPORATION, ET AL., NO. 04-CV-11760, U.S.

     DIST. CT. MASS.



     Four lawsuits filed in the United States District Court for the District of

Massachusetts are hybrid class and derivative actions naming, among others, the various series of CAT (the "Funds") as "nominal defendants," and the CAT

Trustees as defendants. Those cases were later consolidated in the Massachusetts federal district court under the caption In re: Columbia Entities Litigation,

Case No. 04-cv-11704, and a consolidated amended complaint was filed. The consolidated amended complaint alleges that the various investment advisers within Columbia Management Group utilized Fund assets to pay broker-dealers to recommend and sell the Funds in preference to other mutual funds, thereby increasing the assets under management and resultant fees to CWAM and affiliated advisors.



     The class claims assert violations of Sections 34(a), 36(a), 36(b) and

48(a) of the Investment Company Act of 1940 ("ICA"), and for common law breach of fiduciary duty and unjust enrichment. The derivative claim alleges a violation of Sections 206 and 215 of the Investment Advisers Act of 1940

("IAA"). Plaintiffs seek recovery of compensatory and punitive damages,

rescission of CWAM's contract with the Funds and recovery of all fees paid to

CWAM by the Funds, as well as attorneys' fees and costs.



     Defendants filed a motion to dismiss the consolidated amended compliant. On

November 30, 2005, the federal district court granted the motion and dismissed all the claims. Plaintiffs timely filed a notice of appeal to the United States

Court of Appeals for the First Circuit on December 29, 2005. Briefing of the

appeal is expected to commence in March 2006, with oral arguments to be held before the First Circuit Court of Appeals in July or August of 2006.



III  IN RE: MUTUAL FUNDS INVESTMENT LITIGATION, NO. 04-MDL-1586; U.S. DIST. CT.

     MD.



     Commencing in late 2003, several class action and derivative lawsuits were filed in federal district courts naming, among others, CAT and the Trustees of

CAT, challenging the existence of consensual market timing arrangements,

frequent trading and late trading. In September 2003, motions were filed by various mutual fund defendants seeking to centralize or consolidate all actions filed in federal district courts involving market timing-related allegations into one multidistrict ("MDL") proceeding. On February 20, 2004, an Order was entered transferring all federal district court cases involving market timing-related allegations to the United States District Court for the District

of Maryland.



     On September 29, 2004, plaintiffs in the class action track filed a consolidated amended class action complaint in the Multi-District Litigation styled Dukes, et al. v. Columbia Acorn Funds, et al., Case No. 04-cv-01763,

which names as defendants CAT, and Ralph Wanger and Charles McQuaid as interested Trustees of CAT. The independent CAT Trustees are not named as defendants (although certain independent trustees of the Columbia Funds trusts are named). Also on September 29, 2004, plaintiffs in the derivative actions brought on behalf of shareholders in numerous fund complexes a consolidated amended derivative action complaint styled Slaybe, et al. v. Columbia Management

Advisers, Inc., et al., Case No. 04-cv-1768, which names CAT and Columbia Acorn

Fund as "nominal defendants" and the ten CAT Trustees as defendants. Judge J.

Frederick Motz is assigned to the Columbia track.

     Defendants filed motions to dismiss the consolidated amended class action and derivative action complaints. Oral argument was heard on the motions on June

16 and 17, 2005 before the MDL panel in Baltimore.



     On November 3, 2005, Judge Motz issued an Order granting the motion to dismiss all of the claims alleged against the independent Trustees in the consolidated amended derivative complaint. The only surviving claim in the derivative action is the Section 36(b) claim alleged against the investment adviser and distributor defendants.



     On that same date, Judge Motz issued an Order granting the motion to dismiss all of the claims against the independent Trustees in the consolidated amended class action complaint other than the Section 36(b) claim on which he deferred his ruling. However, none of the CAT Trustees is named as a defendant in the Section 36(b) class claim.



IV   DELAVENTURA V. COLUMBIA ACORN TRUST, ET AL., SUPERIOR COURT, COMMONWEALTH

     OF MASS., CASE NO. 05-1093



     On March 21, 2005, a one-count breach of contract class action complaint was filed against several of the Columbia Registrants, including CAT, seeking to rescind the Contingent Deferred Sales Charges assessed upon redemption of Class

B shares of Columbia mutual funds due to the alleged market timing "misconduct"

of defendants. The Trustees are not named as defendants. In addition to the rescission of sales charges, plaintiffs seek recovery of actual damages,

attorneys' fees and costs.



     On April 20, 2005, the defendants removed the case to the United States

District Court for the District of Massachusetts. On July 28, 2005, the federal district court denied plaintiffs'
motion to remand the case to state court, and on August 22, 2005, the case was transferred and included in the MDL proceedings in the United States District

Court for the District of Maryland.





Exhibit 77O



Transactions Effected Pursuant to Rule 10f-3

--------------------------------------------



1.   Columbia Acorn Fund



     a.   Name of Issuer: Momenta Pharmaceuticals



          i.   Date of Purchase: July 21, 2005



          ii.  Number of Securities Purchased: 126,000 shares



          iii. Dollar Amount of Purchase: $3,404,520



          iv.  Price per Share: $27.02



          v.   Affiliated Underwriter: Banc of America Securities LLC



          vi.  Unaffiliated Underwriter: Morgan Stanley



          vii. Other Members of Underwriting Syndicate: Deutsche Bank

               Securities, S.G. Cowen & Co.



          viii. Commission per Share: $1.05



     b.   Name of Issuer: Nice Inc.



          i.   Date of Purchase: December 9, 2005



          ii.  Number of Securities Purchased: 170,500 shares



          iii. Dollar Amount of Purchase: $7,885,625



          iv.  Price per Share: $46.25



          v.   Affiliated Underwriter: Banc of America Securities LLC



          vi.  Unaffiliated Underwriter: J.P. Morgan



          vii. Other Members of Underwriting Syndicate: CIBC World Markets

               Corp., UBS Securities LLC, RBC Capital Markets Corp., William

               Blair & Company LLC



          viii. Commission per Share: $1.392



2.   Columbia Acorn USA



     a.   Name of Issuer: Momenta Pharmaceuticals



          i.   Date of Purchase: July 21, 2005



          ii.  Number of Securities Purchased: 11,000 shares



          iii. Dollar Amount of Purchase: $297,220



          iv.  Price per Share: $27.02



          v.   Affiliated Underwriter: Banc of America Securities LLC



          vi.  Unaffiliated Underwriter: Morgan Stanley



          vii. Other Members of Underwriting Syndicate: Deutsche Bank

               Securities, S.G. Cowen & Co.



          viii. Commission per Share: $1.05



     b.   Name of Issuer: Nice Inc.



          i.   Date of Purchase: December 9, 2005



          ii.  Number of Securities Purchased: 22,700 shares



          iii. Dollar Amount of Purchase: $1,049,875



          iv.  Price per Share: $46.25



          v.   Affiliated Underwriter: Banc of America Securities LLC



          vi.  Unaffiliated Underwriter: J.P. Morgan



          vii. Other Members of Underwriting Syndicate: CIBC World Markets

               Corp., UBS Securities LLC, RBC Capital Markets Corp., William

               Blair & Company LLC



          viii. Commission per Share: $1.392





Exhibit 77Q1(e)



               AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT



         COLUMBIA ACORN TRUST, a Massachusetts business trust registered under the Investment Company Act of 1940 (the "1940 Act") as an open-end diversified management investment company ("Columbia Acorn"), and COLUMBIA WANGER ASSET

MANAGEMENT, L.P., a Delaware limited partnership registered under the Investment

Advisers Act of 1940 as an investment adviser ("Columbia WAM"), agree that:



         1. ENGAGEMENT OF COLUMBIA WAM. The Board of Trustees of Columbia Acorn,

including a majority of independent trustees, on behalf of Columbia Acorn,

appoints Columbia WAM to furnish investment advisory and other services to

Columbia Acorn for its series designated Columbia Acorn Fund, Columbia Acorn

International, Columbia Acorn USA, Columbia Acorn Select, Columbia Acorn

International Select and Columbia Thermostat Fund (each, a "Fund," and collectively, the "Funds")), and Columbia WAM accepts that appointment, for the period and on the terms set forth in this agreement.



         If Columbia Acorn establishes one or more series in addition to the

Funds named above with respect to which it desires to retain Columbia WAM as investment adviser hereunder, and if Columbia WAM is willing to provide such services under this agreement, Columbia Acorn and Columbia WAM may add such new series to this agreement, by written supplement to this agreement. Such supplement shall include a schedule of compensation to be paid to Columbia WAM by Columbia Acorn with respect to such series and such other modifications of the terms of this agreement with respect to such series as Columbia Acorn and

Columbia WAM may agree. Upon execution of such a supplement by Columbia Acorn and Columbia WAM, that series will become a Fund hereunder and shall be subject to the provisions of this agreement to the same extent as the Funds named above,

except as modified by the supplement.



         2. SERVICES OF COLUMBIA WAM.



         (a)      (i) INVESTMENT MANAGEMENT. Subject to the overall supervision and control of Columbia Acorn's board of trustees (the "Board"),

         Columbia WAM shall have supervisory responsibility for the general management and investment of the Funds' assets and will endeavor to preserve the autonomy of Columbia Acorn. Columbia WAM will remain a wholly-owned subsidiary of Columbia Management Group, Inc. ("CMG") (or its successor) as a Chicago-based management firm. Columbia WAM shall comply with the 1940 Act and with all applicable rules and regulations of the Securities and Exchange Commission, the provisions of the

         Internal Revenue Code applicable to the Funds as regulated investment companies, the investment policies and restrictions, portfolio transaction policies and the other statements concerning the Funds in

         Columbia Acorn's agreement and declaration of trust, bylaws, and registration statements under the 1940 Act and the Securities Act of

         1933 (the "1933 Act"), and policy decisions and procedures adopted by the Board from time to time.



                  (ii) INVESTMENT OPERATIONS. Columbia WAM will maintain the investment philosophy and research that the Chicago-based management deems appropriate; its research activities will be separate and dedicated solely to Columbia WAM and it will maintain its own domestic and international trading activities. Columbia WAM will use its best efforts to maintain information systems that will provide timely and uninterrupted operating information and data consistent with all regulatory and compliance requirements. The Chicago-based management will have the responsibility and considerable latitude to recruit and compensate (on a competitive basis) investment management personnel and to control travel budgets for analysts consistent with its operational and strategic plans while subject to the approval of the management of

         CMG.



                  (iii) BROKERAGE. Columbia WAM is authorized to make the

         decisions to buy and sell securities and other assets for the Funds, to place the Funds' portfolio transactions with broker-dealers, and to negotiate the terms of such transactions including brokerage commissions on brokerage transactions, on behalf of the Funds. Columbia

         WAM is authorized to exercise discretion within the Funds' policy concerning allocation of its portfolio brokerage, as permitted by law,

         including but not limited to Section 28(e) of the Securities Exchange

         Act of 1934, and in so doing shall not be required to make any reduction in its investment advisory fees. Columbia Acorn hereby authorizes any entity or person associated with

         Columbia WAM that is a member of a national securities exchange to effect any transaction on the exchange for the account of a Fund to the extent permitted by and in accordance with Section 11(a) of the

         Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder. Columbia

         Acorn hereby consents to the retention by such entity or person of compensation for such transactions in accordance with Rule

         11a-2(T)(a)(iv).



                  Columbia WAM may, where it deems it to be advisable, aggregate orders with other securities of the same type to be sold or purchased by one or more Funds with like orders on behalf of other clients of

         Columbia WAM (as well as clients of other investment advisers affiliated with Columbia WAM, in the event that Columbia WAM and such affiliated investment advisers share common trading facilities). In such event, Columbia WAM (or Columbia WAM and its affiliated advisers,

         as the case may be) will allocate the shares so sold or purchased, as well as the expenses incurred in the transaction, in a manner it (or it and they) consider to be equitable and fair and consistent with its (or its or their) fiduciary obligations to clients.



                  (iv) COMPLIANCE. Columbia WAM acknowledges the importance that the Board and its compliance committee place on full legal and regulatory compliance by CMG, Columbia WAM, and all other Columbia

         Acorn service providers and their personnel (collectively, "Providers")

         and agrees to (i) fully cooperate with the Board, the compliance committee and the Chief Compliance Officer of Columbia Acorn with all inquiries by Columbia Acorn concerning such compliance by the Providers and (ii) proactively communicate with the Board, the compliance committee and the Chief Compliance Officer of Columbia Acorn concerning material compliance matters and any instance of legal or regulatory non-compliance by the Providers of which Columbia WAM is aware and that

         Columbia WAM deems to be material. Such cooperation and communication by Columbia WAM will be done after receipt of an inquiry or upon learning of any such legal or regulatory non-compliance.



         (b) REPORTS AND INFORMATION. Columbia WAM shall furnish to the Board periodic reports on the investment strategy and performance of the Funds and such additional reports and information as the Board or the officers of Columbia

Acorn may reasonably request. Columbia Acorn shall furnish or otherwise make available to Columbia WAM such copies of financial statements, proxy statements,

reports, and other information relating to the business and affairs of each Fund as Columbia WAM may, at any time or from time to time, reasonably require in order to discharge its obligations under this agreement.



         (c) CUSTOMERS OF FINANCIAL INSTITUTIONS. It is understood that Columbia

WAM may, but shall not be obligated to, make payments from its own resources to financial institutions (which may include banks, broker-dealers, recordkeepers,

administrators and others) that provide, either directly or through agents,

administrative and other services with respect to shareholders who are customers of such institutions, including establishing shareholder accounts, assisting

Columbia Acorn's transfer agent with respect to recording purchase and redemption transactions, advising shareholders about the status of their accounts, current yield and dividends declared and such related services as the shareholders or the Funds may request.



         (d) BOOKS AND RECORDS. In compliance with the requirements of Rule

31a-3 under the 1940 Act, Columbia WAM agrees to maintain records relating to its services under this agreement, and further agrees that all records that it maintains for Columbia Acorn are the property of Columbia Acorn and to surrender promptly to Columbia Acorn any of such records upon Columbia Acorn's request;

provided that Columbia WAM may at its own expense make and retain copies of any such records. Columbia WAM further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule

31a-1 under the 1940 Act.



         (e) STATUS OF COLUMBIA WAM. Columbia WAM shall for all purposes herein be deemed to be an independent contractor and not an agent of Columbia Acorn and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent Columbia Acorn in any way. Columbia WAM agrees to notify the Trust promptly of any change in the identity of Columbia WAM's general partner.



         3. ADMINISTRATIVE SERVICES. Columbia WAM shall supervise the business and affairs of Columbia Acorn and each Fund and shall provide such services and facilities as may be required for effective administration of

Columbia Acorn and the Funds as are not provided by employees or other agents engaged by Columbia Acorn; provided that Columbia WAM shall not have any obligation to provide under this agreement any such services which are the subject of a separate agreement or arrangement between Columbia Acorn and

Columbia WAM, any affiliate of Columbia WAM, or any third party administrator.



         4. USE OF AFFILIATED COMPANIES AND SUBCONTRACTORS. In connection with the services to be provided by Columbia WAM under this agreement, Columbia WAM may, to the extent it deems appropriate, and subject to compliance with the requirements of applicable laws and regulations and upon receipt of approval of the Trustees, make use of (i) its affiliated companies and their directors,

trustees, officers, and employees and (ii) subcontractors selected by Columbia

WAM, provided that Columbia WAM shall supervise and remain fully responsible for the services of all such third parties in accordance with and to the extent provided by this agreement. All costs and expenses associated with services provided by any such third parties shall be borne by Columbia WAM or such parties.



         5. EXPENSES TO BE PAID BY COLUMBIA ACORN. Except as otherwise provided in this agreement or any other contract to which Columbia Acorn is a party,

Columbia Acorn shall pay all expenses incidental to its organization, operations and business, including, without limitation:



         (a)      all charges of depositories, custodians, sub-custodians and other agencies for the safekeeping and servicing of its cash,

                  securities and other property and of its transfer agents and registrars and its dividend disbursing and redemption agents,

                  if any;



         (b)      all charges of its administrator, if any;



         (c)      all charges of legal counsel and of independent auditors;



         (d)      all compensation of trustees other than those affiliated with

                  Columbia WAM or Columbia Acorn's administrator, if any, and all expenses incurred in connection with their services to

                  Columbia Acorn;



         (e)      all expenses of preparing, printing and distributing notices,

                  proxy solicitation materials and reports to shareholders of the Funds;



         (f)      all expenses of meetings of shareholders of the Funds;



         (g)      all expenses of registering and maintaining the registration of Columbia Acorn under the 1940 Act and of shares of the

                  Funds under the 1933 Act, including all expenses of

                  preparation, filing and printing of annual or more frequent revisions of the Funds' registration statements under the 1940

                  Act and 1933 Act, and of supplying each then existing

                  shareholder or beneficial owner of shares of the Funds of a copy of each revised prospectus or supplement thereto, and of supplying a copy of the statement of additional information upon request to any then existing shareholder;



         (h)      all costs of borrowing money;



         (i)      all expenses of publication of notices and reports to

                  shareholders and to governmental bodies or regulatory

                  agencies;



         (j)      all taxes and fees payable to federal, state or other

                  governmental agencies, domestic or foreign, and all stamp or other taxes;



         (k)      all expenses of printing and mailing certificates for shares of a Fund;



         (l)      all expenses of bond and insurance coverage required by law or deemed advisable by the Board;



         (m)      all expenses of qualifying and maintaining qualification of,

                  or providing appropriate notification of intention to sell relating to, shares of the Funds under the securities laws of the various states and other jurisdictions, and of

                  registration and qualification of Columbia Acorn under any other laws applicable to Columbia Acorn or its business

                  activities;



         (n)      all fees, dues and other expenses related to membership of

                  Columbia Acorn in any trade association or other investment company organization; and

         (o)      any extraordinary expenses.



         In addition to the payment of expenses, Columbia Acorn shall also pay all brokers' commissions and other charges relating to the purchase and sale of portfolio securities for each Fund.



         6. ALLOCATION OF EXPENSES PAID BY COLUMBIA ACORN. Any expenses paid by

Columbia Acorn that are attributable solely to the organization, operation or business of a Fund or Funds shall be paid solely out of the assets of that Fund or Funds. Any expense paid by Columbia Acorn that is not solely attributable to a Fund or Funds, nor solely to any other series of Columbia Acorn, shall be apportioned in such manner as Columbia Acorn or Columbia Acorn's administrator determines is fair and appropriate, or as otherwise specified by the Board.



         7. EXPENSES TO BE PAID BY COLUMBIA WAM. Columbia WAM shall furnish to

Columbia Acorn, at Columbia WAM's own expense, office space and all necessary office facilities, equipment and personnel required to provide its services pursuant to this agreement. Columbia WAM shall also assume and pay all expenses of placement of securities orders and related bookkeeping.



         8. COMPENSATION OF COLUMBIA WAM. For the services to be rendered and the expenses to be assumed and to be paid by Columbia WAM under this agreement,

Columbia Acorn on behalf of the respective Funds shall pay to Columbia WAM fees accrued daily and paid monthly at the annual rates (as a percentage of the

Fund's net assets) shown below:



COLUMBIA ACORN FUND



        ASSETS                                               RATE OF FEE

        ------                                               -----------

        Up to $700 million                                      0.740%

        $700 million to $2 billion                              0.690%

        $2 billion to $6 billion                                0.640%

        $6 billion and over                                     0.630%



COLUMBIA ACORN INTERNATIONAL



        ASSETS                                                       RATE OF FEE

        ------                                                       -----------

        Up to $100 million                                              1.190%

        $100 million to $500 million                                    0.940%

        $500 million and over                                           0.740%



COLUMBIA ACORN USA



        ASSETS                                                       RATE OF FEE

        ------                                                       -----------

        Up to $200 million                                              0.940%

        $200 million to $500 million                                    0.890%

        $500 million and over                                           0.840%



COLUMBIA ACORN SELECT



        ASSETS                                                       RATE OF FEE

        ------                                                       -----------

        Up to $700 million                                              0.850%

        $700 million and over                                           0.800%

COLUMBIA ACORN INTERNATIONAL SELECT



        ALL ASSETS                                                      0.940%



COLUMBIA THERMOSTAT FUND



        ALL ASSETS                                                      0.100%



The fees attributable to each Fund shall be a separate charge to such Fund and shall be the several (and not joint or joint and several) obligation of each such Fund.



         9. SERVICES OF COLUMBIA WAM NOT EXCLUSIVE. The services of Columbia WAM to Columbia Acorn under this agreement are not exclusive, and Columbia WAM shall be free to render similar services to others so long as its services under this agreement are not impaired by such other activities. The principal investment management focus and responsibilities of Columbia WAM's portfolio managers and analysts will be dedicated to Columbia Acorn and Wanger Advisors Trust.



         10. SERVICES OTHER THAN AS ADVISER. Within the limits permitted by law,

Columbia WAM or an affiliate of Columbia WAM may receive compensation from

Columbia Acorn for other services performed by it for Columbia Acorn which are not within the scope of the duties of Columbia WAM under this agreement,

including the provision of brokerage services.



         11. STANDARD OF CARE. To the extent permitted by applicable law,

neither Columbia WAM nor any of its partners, officers, agents, employees or affiliates shall be liable to Columbia Acorn or its shareholders for any loss suffered by Columbia Acorn or its shareholders as a result of any error of judgment, or any loss arising out of any investment, or as a consequence of any other act or omission of Columbia WAM or any of its affiliates in the performance of Columbia WAM's duties under this agreement, except for liability resulting from willful misfeasance, bad faith or gross negligence on the part of

Columbia WAM or such affiliate, or by reason of reckless disregard by Columbia

WAM or such affiliate of the obligations and duties of Columbia WAM under this agreement.



         12. EFFECTIVE DATE, DURATION AND RENEWAL. This agreement shall become effective on September 27, 2005. Unless terminated as provided in Section 13,

this agreement shall continue in effect as to a Fund until July 31, 2006 and thereafter from year to year only so long as such continuance is specifically approved at least annually (a) by a majority of those trustees who are not interested persons of Columbia Acorn or of Columbia WAM, voting in person at a meeting called for the purpose of voting on such approval, and (b) by either the

Board or vote of the holders of a "majority of the outstanding shares" of that

Fund (which term as used throughout this agreement shall be construed in accordance with the definition of "vote of a majority of the outstanding voting securities of a company" in section 2(a)(42) of the 1940 Act).



         13. TERMINATION. This agreement may be terminated as to a Fund at any time, without payment of any penalty, by the Board, or by a vote of the holders of a majority of the outstanding shares of that Fund, upon 60 days' written notice to Columbia WAM. This agreement may be terminated by Columbia WAM at any time upon 60 days' written notice to Columbia Acorn. This agreement shall terminate automatically in the event of its assignment (as defined in Section

2(a)(4) of the 1940 Act).



         14. AMENDMENT. This agreement may be amended in accordance with the

1940 Act.



         15. NON-LIABILITY OF TRUSTEES AND SHAREHOLDERS. A copy of the declaration of trust of Columbia Acorn is on file with the Secretary of The

Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of Columbia Acorn by its officers as officers and not individually. All obligations of Columbia Acorn hereunder shall be binding only upon the assets of Columbia Acorn (or the appropriate Fund) and shall not be binding upon any trustee, officer, employee, agent or shareholder of Columbia

Acorn. Neither the authorization of any action by the trustees or shareholders of Columbia Acorn nor the execution of this agreement on behalf of Columbia

Acorn shall impose any liability upon any trustee, officer or shareholder of

Columbia Acorn.

         16. USE OF MANAGER'S NAME. Columbia Acorn may use the name "Columbia"

or any other name derived from the name "Columbia" only for so long as this agreement or any extension, renewal or amendment hereof remains in effect,

including any similar agreement with any organization that shall remain affiliated with CMG and shall have succeeded to the business of Columbia WAM as investment adviser. At such time as this agreement or any extension, renewal or amendment hereof, or such other similar agreement shall no longer be in effect,

Columbia Acorn will (by amendment of its agreement and declaration of trust if necessary) cease to use any name derived from the name "Columbia" or otherwise connected with Columbia WAM, or with any organization that shall have succeeded to Columbia WAM's business as investment adviser.



         17. NOTICES. Any notice, demand, change of address or other communication to be given in connection with this agreement shall be given in writing and shall be given by personal delivery, by registered or certified mail or by transmittal by facsimile or other electronic medium addressed to the recipient as follows (or at such other address or addresses as a party may provide to the other from time to time, by notice):



If to Columbia WAM:     Columbia Wanger Asset Management, L.P.

                        Attention:  Bruce H. Lauer

                        227 West Monroe Street, Suite 3000

                        Chicago, Illinois 60606

                        Telephone:  312 634-9200

                        Facsimile:  312 634-0016



                        with a copy to:





If to Columbia Acorn:   Columbia Acorn Trust

                        227 West Monroe Street, Suite 3000

                        Chicago, Illinois 60606

                        Telephone:  312 634-9200

                        Facsimile:  312 634-1919



                        with a copy to:

                        Bell, Boyd & Lloyd LLC

                        Attention:  Cameron S. Avery

                        70 West Madison Street, Suite 3100

                        Chicago, Illinois 60602

                        Telephone:  312/372-1121

                        Facsimile:  312/827-8000



         All notices shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered or certified mail, on the fifth business day following the deposit thereof in the mail and, if given by facsimile or other electronic medium, on the day of transmittal thereof (upon electronic confirmation of receipt thereof).



18. GOVERNING LAW. This agreement shall be construed and interpreted in accordance with the laws of the State of Illinois and the laws of the United

States of America applicable to contracts executed and to be performed therein.

                                          Dated as of September 27, 2005





                                          COLUMBIA ACORN TRUST





                                          By   /s/ Charles P. McQuaid

                                               ----------------------

                                               Charles P. McQuaid





                                          COLUMBIA WANGER ASSET MANAGEMENT, L.P.



                                          By   WAM Acquisition GP, Inc.

                                          Its  General Partner





                                          By   /s/ Bruce H. Lauer

                                               ------------------

                                               Bruce H. Lauer